SECOND AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT ("Amendment") is entered by and between CUMBERLAND PHARMACEUTICALS INC., a Tennessee corporation (the "Borrower") and SUNTRUST BANK, a Georgia banking corporation (the "Lender") dated as of this 28th day of October, 2016.

RECITALS:

1.The Borrower and the Lender entered into a Revolving Credit Loan Agreement dated June 26, 2014, as amended by a First Amendment to Revolving Credit Loan Agreement dated July 29, 2016 (the "Loan Agreement").

2.The Borrower has requested that the Lender suspend the requirements contained in Section 6.7 (EBIT to Interest Expense Ratio) of the Loan Agreement and provide a mechanism for the permanent removal of the Section 6.7 from the Loan Agreement.

3.The Borrower and Lender desire to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is acknowledged hereby, the parties hereto agree as follows:

1.The requirements of Section 6.7 of the Loan Agreement are hereby temporarily suspended for the measurement periods ending September 30, 2016 and December 31, 2016; provided, that if the Borrower complies with the requirements of Section 6.16 of the Loan Agreement, as amended, during the term thereof, then Section 6.7 of the Loan Agreement shall be terminated and no longer applicable under any circumstances and; provided, further, that if the Borrower fails to comply with the provisions of Section 6.16 herein during said term, then the requirements of Section 6.7 shall be reinstated with an effective date of first day of the first calendar quarter following the date on which Borrower first failed to comply with the provisions of Section 6.16 herein.

2.Section 6.16 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

6.16    Minimum Liquidity. Effective as of December 31, 2016 and at all times thereafter, the Borrower shall maintain a minimum Liquidity no less than $15,000,000.00. As used herein, "Liquidity" shall mean unrestricted cash deposits maintained by Borrower in depository accounts established with Lender so long as no entity or person other than Lender has a security interest, lien, or claim against such depository accounts.

3.Section 8.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

8.1    Notices. All notices, requests, demands, directions and other communications (collectively "Notices") required under this Agreement shall be in writing and shall be sent by hand, by registered or certified mail return receipt requested or by overnight courier service maintaining records of receipt, in all cases with charges prepaid. Any such properly given notice shall be effective upon the earlier of receipt or (a) the date delivered by hand, or (b) the third Business Day after being mailed, or (c) the following Business Day if sent by overnight courier service. All notices shall be sent to the applicable party at its address (or facsimile number) set forth below or in accordance with the last written direction from such party to the other party hereto:

Borrower:

Cumberland Pharmaceuticals Inc.
Attn: Chief Financial Officer
2525 West End Avenue
Suite 950
Nashville, TN 37203

Lender:

SunTrust Bank
401 Commerce St., Suite 4400
Nashville, Tennessee 37219
Attn: John Fink

4.The Loan Agreement is not amended in any other respect.

5.The Borrower reaffirms its representations, warranties, covenants, and agreements contained in the Loan Agreement, as amended hereby, and the Borrower agrees that such obligations are valid and binding, enforceable in accordance with their terms, subject to no defense, counterclaim, or objection.

ENTERED INTO the date first above written
BORROWER:

CUMBERLAND PHARMACEUTICALS
INC

By: A.J. Kazimi
A.J. Kazimi
Chairman and Chief Executive Officer

LENDER:

SUNTRUST BANK

By: John Fink
John Fink, Vice President